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                                                                    EXHIBIT 11.2

                       STATEMENT REGARDING COMPUTATION OF
                         SUPPLEMENTAL NET INCOME PER SHARE

     Weighted average common shares outstanding


    Common shares issued................................                              50,000
    Warrants issued within one year of filing(1)........                           4,750,000
    Options issued within one year of filing............  [a]        733,344
      Weighted average exercise price per share.........            $   0.58
                                                                    --------
      Proceeds..........................................             425,340
      Mid range of estimated Offering price per share...            $  12.00
                                                                    --------
      Common shares repurchased.........................  [b]         35,445
                                                                    --------
      Common equivalent shares..........................  [a-b]      697,899         697,899
                                                                    --------
    Conversion of Class A and Class C Preferred Stock to
      common shares(2)..................................                           2,256,719
    Shares issued in conjunction with Offering..........                           3,000,000
                                                                                  ----------
    Total common and common equivalent shares...........                          10,754,618
                                                                                  ==========


     For the period November 16 through December 31, 1996 (in thousands, except per share data)


    Net loss as reported........................................................  $  (613)
    Add - Interest on preferred stock...........................................      374
         - Interest on debt.....................................................      306
                                                                                  -------
                                                                                       67
    Less - tax effect at 40%....................................................       27
                                                                                  -------
    Supplemental net income.....................................................  $    40
                                                                                  =======
    Supplemental net income per share...........................................  $  0.00
                                                                                  =======



     For the nine months ended September 30, 1997 (in thousands, except per share data)



    Net loss as reported........................................................  $(4,028)
    Interest on preferred stock.................................................    2,243
    Interest on debt............................................................    2,044
                                                                                  -------
                                                                                      259
    Less - tax effect at 40%....................................................      104
                                                                                  -------
    Supplemental net income.....................................................  $   155
                                                                                  =======
    Supplemental net income per share...........................................  $  0.01
                                                                                  =======


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(1) Warrants were issued with exercise prices of $0.0002; all deemed outstanding during periods presented.

(2) Assumed outstanding at the beginning of respective periods.